As filed with the Securities and Exchange Commission on July 6, 2023

Registration No. 333-272859

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCEAN BIOMEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	87-1309280
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Claverick St., Room 325

Providence, Rhode Island 02903

(401) 444-7375

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Elizabeth Ng

Chief Executive Officer

Ocean Biomedical, Inc.

55 Claverick St., Room 325

Providence, Rhode Island 02903

(401) 444-7375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen Hallie D. Heath Dykema Gossett PLLC 111 E Kilbourn Ave, Suite 1050 Milwaukee, Wisconsin 53202 (414) 488-7300	Gurinder Kalra Chief Financial Officer Ocean Biomedical, Inc. 55 Claverick St., Room 325 Providence, Rhode Island 02903

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ocean Biomedical, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-272859) (the “Registration Statement”) as an exhibits-only filing, solely to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the exhibit list and Exhibit 5.1 filed herewith. The preliminary prospectus constituting Part I of the Registration Statement is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount Paid or to Be Paid
SEC registration fee	$17,395.01
Legal fees and expenses	$40,000.00
Accounting fees and expenses	$50,000.00
Printing fees and expenses	$12,500.00
Total	$119,895.01

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholder, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws to be in effect immediately prior to the completion of this offering that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director or officer, except for liability for:

●	any breach of the director’s or an officer’s duty of loyalty to us or our stockholders; any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director or officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

●	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

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●	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

On February 14, 2023, we entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director or officer. Nonetheless, our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We will maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the underwriters against certain liabilities under the Securities Act and the Securities Exchange Act of 1934.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us, Aesther and Legacy Ocean within the three years preceding the filing of this registration statement that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

(a) Issuances of Capital Stock

In September 2021, the Sponsor purchased an aggregate of 2,625,000 shares of Aesther’s Class B common stock, par value $0.0001 per share, for an aggregate offering price of $25,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

In March and April 2021, Legacy Ocean issued 41,828 shares of its common stock to certain persons who were accredited investors (consisting of friends and family of our employees), at an aggregate offering price of $1,000,000. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Closing of the Business Combination, on February 14, 2023, the Company, Legacy Ocean and Polar entered into a subscription agreement in which Polar agreed to purchase 1,350,000 newly-issued shares of our Common Stock at a per share purchase price of $10.56 and an aggregate purchase price of $14,260,404 (the “Polar Subscription”). The Polar Subscription was the method by which Polar exercised its right to purchase “Additional Shares” pursuant to the Backstop Agreement to which Polar acquired a portion of the rights from Vellar pursuant to the Polar Agreement. The shares acquired by Polar as part of the Polar Subscription are subject to the restrictions for “Additional Shares” set forth in the Backstop Agreement. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

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In connection with the Closing of the Business Combination, on February 14, 2023, the registrant issued to Sponsor 1,365,000 shares of Aesther’s Class A common stock in connection with Sponsor obtaining two (2) three-month extensions beyond the September 16, 2022 deadline to complete an initial business combination. Such shares were reclassified as Ocean Biomedical Common Stock in connection with the Business Combination pursuant to the Amended Certificate. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Loan Modification Agreement, on March 22, 2023, we issued to NPIC Limited 50,000 shares of our Common Stock in exchange for the extension of the maturity date of the loan made pursuant to the Loan and Transfer Agreement between the registrant, the Sponsor and NPIC Limited dated December 13, 2022. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Loan Modification Agreement, on April 19, 2023, we issued to NPIC Limited an additional 50,000 shares of our Common Stock in exchange for the extension of the maturity date of the loan made pursuant to the Loan and Transfer Agreement between the registrant, the Sponsor and NPIC Limited dated December 13, 2022. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Loan Modification Agreement, on May 12, 2023, we issued to NPIC Limited an additional 50,000 shares of our Common Stock in exchange for the extension of the maturity date of the loan made pursuant to the Loan and Transfer Agreement between the registrant, the Sponsor and NPIC Limited dated December 13, 2022. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Marketing Services Agreement, dated March 7, 2023, between us and Outside The Box Capital (“OTBC”), we issued to OTBC 13,257 shares of our Common Stock as consideration, pursuant to the Marketing Services Agreement, in May 2023.

In connection with the McKra Loan Amendment, on June 5, 2023, we issued to McKra 25,000 shares of our Common Stock in exchange for the extension of the maturity date of the loan made pursuant to the McKra Loan. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

In connection with the Second Street Loans Amendment, on June 5, 2023, we issued to Second Street Capital 25,000 shares of our Common Stock in exchange for the extension of the maturity dates of the loans made pursuant to the Second Street Loan, the Second Street Loan 2, and the March Second Street Loan. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

(b) Issuance of Warrants

On September 17, 2021, Aesther issued 5,411,000 Private Placement Warrants to purchase shares of Aesther Class A common stock to Sponsor for aggregate gross proceeds of $5,411,000.

On February 22, 2022, Legacy Ocean entered into a Loan Agreement with Second Street Capital (the “February 2022 Second Street Loan”), where Legacy Ocean borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of Legacy Ocean. The February 2022 Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Legacy Ocean was required to repay the February 2022 Second Street Loan on the earlier of (i) 5 business days after Legacy Ocean’s next financing or (ii) May 23, 2022. Legacy Ocean issued to Second Street Capital a warrant to purchase 312,500 shares of Legacy Ocean’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of our next financing, Second Street Capital has the right to put the warrants to us in exchange for a payment of $250,000. On April 22, 2022, the February 2022 Second Street Loan was amended whereas the maturity date was extended from May 23, 2022 to November 18, 2022. Legacy Ocean recognized a loss and recorded the liability of $250,000 for the put option in its condensed consolidated financial statements for the period ended September 30, 2022.

In April 2022, Legacy Ocean entered into a second Loan Agreement with Second Street Capital (the “April 2022 Second Street Loan”), where Legacy Ocean borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the February 2022 Second Street Loan to extend the maturity date, and $20,000 next day loan fee. The April 2022 Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Legacy Ocean issued to Second Street Capital a warrant to purchase 62,500 shares of Legacy Ocean’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. Legacy Ocean was required to repay the April 2022 Second Street Loan on the earlier of (i) 5 business days after Legacy Ocean’s next financing or (ii) November 18, 2022. Legacy Ocean recognized a loss of $388,938 for the warrant issued based on the estimated fair value of the awards on the date of grant in Legacy Ocean’s condensed consolidated financial statements for the period ended September 30, 2022.

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On September 30, 2022, the February 2022 Second Street Loan and April 2022 Second Street Loan were amended whereas the maturity date was extended from November 18, 2022 to December 30, 2022. In consideration of the extension, Legacy Ocean issued to Second Street Capital a warrant to purchase 75,000 shares of Legacy Ocean’s common stock with an exercise price of $10.20 per share exercisable until September 30, 2026. Legacy Ocean recognized a loss of $435,075 for the warrant issued based on the estimated fair value of the awards on the date of the grant in Legacy Ocean’s condensed consolidated financial statements for the period ended September 30, 2022. Legacy Ocean recognized a total expense in the amount of $1,074,013 of which $250,000 was for the put option and $824,013 was for the warrants issued for the nine months ended September 30, 2022.

On November 17, 2022, Legacy Ocean, Aesther and Second Street Capital entered into a Warrant Exchange Agreement, pursuant to which Legacy Ocean and Aesther agreed as of the Closing of the Business Combination to replace the warrants previously issued by Legacy Ocean to Second Street Capital with new warrants. As of the Closing, the new warrants consisted of three warrants for the number of shares of common stock equal to the economic value of the warrants previously issued to Second Street Capital in exchange for the termination of such previously issued warrants. The new are exercisable for a total of 511,712 shares of our Common Stock at an exercise price of $8.06 per share and 102,342 shares of our Common Stock at an exercise price of $7.47 per share. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

On February 15, 2023, the February 2022 Second Street Loan and April 2022 Second Street Loan were further amended whereas the maturity dates were extended from February 15, 2023 to March 31, 2023. We were required to repay the principal and accrued interest of the February 2022 Second Street Loan and April 2022 Second Street Loan the earlier of (i) 5 business days after our next financing or closing of the Business Combination or (ii) March 31, 2023. In consideration of the extension of the February 2022 Second Street Loan, we paid a $50,000 extension fee and issued to Second Street Capital a warrant to purchase 50,000 shares of our Common Stock with an exercise price of $10.34 per share exercisable until February 15, 2028. In consideration of the extension of the April 2022 Second Street Loan, we paid a $25,000 extension fee and issued to Second Street Capital a warrant to purchase 25,000 shares of our Common Stock with an exercise price of $10.34 per share exercisable until February 15, 2028. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

Dated as of March 19, 2023, we entered into a Strategic Advisory Agreement with Special Forces F9, LLC (“Special Forces”). We issued a warrant to Special Forces for 150,000 shares of our Common Stock, exercisable until March 7, 2028 at an exercise price of $11.50 per share. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

Dated as of March 28, 2023, we entered into a Loan Agreement with McKra Investments III pursuant to which we borrowed $1 million to pay certain accrued expenses. The loan bears interest at 15% per annum and is due within three business days of our next financing or receipt of proceeds from the Backstop Agreement or, if earlier, 45 days from the date of the advance. We issued a warrant to the lender for 200,000 shares of our Common Stock, exercisable for five years at an exercise price of $10.34 and will pay $150,000 in loan fees at maturity. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

Dated as of March 29, 2023, we entered into a Loan Agreement with Second Street Capital pursuant to which we borrowed $1 million to pay certain accrued expenses. The loan bears interest at 15% per annum and is due within three business days of our next financing or receipt of proceeds from the Backstop Agreement or, if earlier, 45 days from the date of the advance. We issued a warrant to the lender for 200,000 shares of our Common Stock, exercisable for five years at an exercise price of $10.34 and will pay $150,000 in loan fees at maturity. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

On March 31, 2023, the February 2022 Second Street Loan and April 2022 Second Street Loan were further amended whereas the maturity dates were extended from March 31, 2023 to May 31, 2023. We were required to repay the principal and accrued interest of the February 2022 Second Street Loan and April 2022 Second Street Loan the earlier of (i) 5 business days after our next financing or closing of the Business Combination or (ii) March 31, 2023. In consideration of the extension of the February 2022 Second Street Loan, we paid a $60,000 extension fee and issued to Second Street Capital a warrant to purchase 100,000 shares of our Common Stock with an exercise price of $11.50 per share that expires in five years. In consideration of the extension of the April 2022 Second Street Loan, we paid a $35,000 extension fee and issued to Second Street Capital a warrant to purchase 50,000 shares of our Common Stock with an exercise price of $11.50 per share that expires in five years. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

On May 25, 2023, we issued a warrant to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Ayrton Warrant”) in connection with the Ayrton Convertible Note Financing. The Ayrton Warrant is exercisable for 552,141 shares of our Common Stock at an exercise price of $11.50 per share, exercisable until May 25, 2028. The warrant can be exercised by payment of the exercise price or through a cashless exercise if, at the time of exercise, a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale by the holder of all of the shares underlying the warrant. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(a)(2) promulgated thereunder.

(c) Grants and Exercises of Stock Options and Restricted Stock

None.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 31, 2022 by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), AHAC Merger Sub Inc., Aesther Healthcare Sponsor, LLC, Dr. Chirinjeev Kathuria and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 8, 2022).

2.2	Amendment to Agreement and Plan of Merger, dated as of December 5, 2022, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), AHAC Merger Sub Inc., Aesther Healthcare Sponsor, LLC, Dr. Chirinjeev Kathuria and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) (incorporated by reference from Exhibit 2.2 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

4.1	Warrant Agreement, dated September 14, 2021, by and between Continental Stock Transfer & Trust Company and Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and Form of Warrant Certificate (incorporated by reference from Exhibit 4.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 17, 2021).

5.1*	Form of Opinion of Dykema Gossett PLLC.

10.1	Lock-Up Agreement, dated as of February 14, 2023, by and between the Registrant and Dr. Chirinjeev Kathuria (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.2	Lock-Up Agreement, dated as of February 14, 2023, by and between the Registrant and Poseidon Bio, LLC (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.3	Non-Competition and Non-Solicitation Agreement, dated as of February 14, 2023, by and between the Registrant and Dr. Chirinjeev Kathuria (incorporated by reference from Exhibit 10.3 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.4#†	2022 Stock Option and Incentive Plan and Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (incorporated by reference from Exhibit 10.4 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.5#	2022 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.5 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.6#	Senior Executive Cash Incentive Bonus Plan (incorporated by reference from Exhibit 10.3 to the Form S-1/A filed by Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) (File No. 333-256950) on April 11, 2022).

10.7#†	Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Elizabeth Ng, dated February 22, 2021 (incorporated by reference from Exhibit 10.7 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.8#	Amendment to February 22, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Elizabeth Ng dated August 2, 2021 (incorporated by reference from Exhibit 10.8 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

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10.9#†	Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Chirinjeev Kathuria, dated February 22, 2021 (incorporated by reference from Exhibit 10.9 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.10#	Amendment to February 22, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Chirinjeev Kathuria dated August 2, 2021 (incorporated by reference from Exhibit 10.10 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.11#†	Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Daniel Behr, dated February 22, 2021 (incorporated by reference from Exhibit 10.11 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.12#	Amendment to February 22, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Daniel Behr dated August 2, 2021 (incorporated by reference from Exhibit 10.12 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.13#†	Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Gurinder Kalra, dated February 22, 2021 (incorporated by reference from Exhibit 10.13 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.14#	Amendment to February 22, 2021 Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Gurinder Kalra dated August 2, 2021 (incorporated by reference from Exhibit 10.14 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.15#	Second Amendment to February 22, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Gurinder Kalra dated April 22, 2022 (incorporated by reference from Exhibit 10.15 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.16#†	Offer Letter between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Inderjote Kathuria, dated February 22, 2021 (incorporated by reference from Exhibit 10.16 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.17#	Amendment to February 22, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Inderjote Kathuria dated August 2, 2021 (incorporated by reference from Exhibit 10.17 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.18#†	Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Robert Sweeney dated June 14, 2021 (incorporated by reference from Exhibit 10.18 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.19#	Amendment to June 14, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Robert Sweeney dated August 2, 2021 (incorporated by reference from Exhibit 10.19 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.20#	Second Amendment to June 14, 2021 Offer of Employment between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Robert Sweeney dated April 22, 2022 (incorporated by reference from Exhibit 10.20 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

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10.21	Consulting Agreement between Jonathan Kurtis and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.), dated February 22, 2021 (incorporated by reference from Exhibit 10.21 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.22	Amendment to Consulting Agreement between Jonathan Kurtis and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 2, 2021 (incorporated by reference from Exhibit 10.22 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.23	Amendment No. 2 to Consulting Agreement between Jonathan Kurtis and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) effective as of December 31, 2021 (incorporated by reference from Exhibit 10.23 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.24	Form of Director and Officer Indemnification Agreement, by and between the Registrant and each of its directors, the Chief Executive Officer and the Chief Financial Officer (incorporated by reference from Exhibit 10.24 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.25†	Exclusive License Agreement BROWN ID 2465, 2576, 2587 (FRG) Antibody between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 31, 2020 (incorporated by reference from Exhibit 10.25 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.26	First Amendment to Exclusive License Agreement (BROWN ID 2465, 2576, 2587) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 21, 2021 (incorporated by reference from Exhibit 10.26 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.27	Second Amendment to Exclusive License Agreement (BROWN ID 2465, 2576, 2587) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 31, 2021 (incorporated by reference from Exhibit 10.27 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.28	Third Amendment to Exclusive License Agreement (BROWN ID 2465, 2576, 2587) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 25, 2022 (incorporated by reference from Exhibit 10.28 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.29†	Fourth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 1, 2022 (incorporated by reference from Exhibit 10.29 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.30	Fifth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 2, 2022 (incorporated by reference from Exhibit 10.30 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.31†	Sixth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 25, 2022 (incorporated by reference from Exhibit 10.31 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

II-7

10.32†	Exclusive License Agreement BROWN ID 3039 – Bi Specific Antibody Anti-CTLA4 between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 31, 2020 (incorporated by reference from Exhibit 10.32 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.33	First Amendment to Exclusive License Agreement (BROWN ID 3039) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 21, 2021 (incorporated by reference from Exhibit 10.33 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.34	Second Amendment to Exclusive License Agreement (BROWN ID 3039) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 31, 2021 (incorporated by reference from Exhibit 10.34 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.35	Third Amendment to Exclusive License Agreement (BROWN ID 3039) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 25, 2022 (incorporated by reference from Exhibit 10.35 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.36†	Fourth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 1, 2022 (incorporated by reference from Exhibit 10.36 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.37	Fifth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 2, 2022 (incorporated by reference from Exhibit 10.37 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.38†	Sixth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 25, 2022 (incorporated by reference from Exhibit 10.38 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.39†	Exclusive License Agreement BROWN ID 2613 Bispecific (FRG)xAnti-PD-1 (FRGxPD-1) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 31, 2020 (incorporated by reference from Exhibit 10.39 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.40	First Amendment to Exclusive License Agreement (BROWN ID 2613) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 21, 2021 (incorporated by reference from Exhibit 10.40 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.41	Second Amendment to Exclusive License Agreement (BROWN ID 2613) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 31, 2021 (incorporated by reference from Exhibit 10.41 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.42	Third Amendment to Exclusive License Agreement (BROWN ID 2613) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 25, 2022 (incorporated by reference from Exhibit 10.42 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

II-8

10.43†	Fourth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 1, 2022 (incorporated by reference from Exhibit 10.43 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.44	Fifth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 2, 2022 (incorporated by reference from Exhibit 10.44 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.45†	Sixth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 25, 2022 (incorporated by reference from Exhibit 10.45 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.46†	Exclusive License Agreement BROWN ID 2502 – (Chit1) Small Molecule Antifibrotic between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 31, 2020 (incorporated by reference from Exhibit 10.46 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.47	First Amendment to Exclusive License Agreement (BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 21, 2021 (incorporated by reference from Exhibit 10.47 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.48	Second Amendment to Exclusive License Agreement (BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 31, 2021 (incorporated by reference from Exhibit 10.48 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.49	Third Amendment to Exclusive License Agreement (BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 25, 2022 (incorporated by reference from Exhibit 10.49 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.50†	Fourth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 1, 2022 (incorporated by reference from Exhibit 10.50 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.51	Fifth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 2, 2022 (incorporated by reference from Exhibit 10.51 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.52†	Sixth Amendment to Exclusive License Agreements (BROWN ID 2465, 2576, 2587, BROWN ID 3039, BROWN ID 2613, BROWN ID 2502) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 25, 2022 (incorporated by reference from Exhibit 10.52 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.53†	Exclusive License Agreement Brown ID 3085J – Compositions and Treatments for Malaria, dated September 13, 2022, between Elkurt, Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) (incorporated by reference from Exhibit 10.53 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

II-9

10.54†	Exclusive License Agreement RIH #154 “PfsLSP-1 a Vaccine for Falciparum Malaria” RIH #305 “Antibodies to Pfgarp Kill Plasmodium Falciparum Malaria Parasites and Protect Against Infection and Severe Disease” between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated January 25, 2021 (incorporated by reference from Exhibit 10.54 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.55	First Amendment to Exclusive License Agreement RIH #154 “PfsLSP-1 a Vaccine for Falciparum Malaria” RIH #305 “Antibodies to Pfgarp Kill Plasmodium Falciparum Malaria Parasites and Protect Against Infection and Severe Disease” between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated April 1, 2021 (incorporated by reference from Exhibit 10.55 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.56	Second Amendment to Exclusive License Agreement RIH #154 “PfsLSP-1 a Vaccine for Falciparum Malaria” RIH #305 “Antibodies to Pfgarp Kill Plasmodium Falciparum Malaria Parasites and Protect Against Infection and Severe Disease” between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated September 10, 2021 (incorporated by reference from Exhibit 10.56 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.57	Third Amendment to Exclusive License Agreement (RIH #154) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated March 25, 2022 (incorporated by reference from Exhibit 10.57 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.58	Fourth Amendment to Exclusive License Agreement RIH #154 “PfsLSP-1 a Vaccine for Falciparum Malaria” RIH #305 “Antibodies to Pfgarp Kill Plasmodium Falciparum Malaria Parasites and Protect Against Infection and Severe Disease” between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated July 1, 2022 (incorporated by reference from Exhibit 10.58 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.59	Fifth Amendment to Exclusive License Agreement (RIH #154) between Elkurt Inc. and Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) dated August 26, 2022 (incorporated by reference from Exhibit 10.59 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.60	Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated February 22, 2022 (incorporated by reference from Exhibit 10.60 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.61	First Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated April 22, 2022 (incorporated by reference from Exhibit 10.61 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.62	Second Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated September 30, 2022 (incorporated by reference from Exhibit 10.62 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.63	Third Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated December 30, 2022 (incorporated by reference from Exhibit 10.63 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.64	Fourth Amendment to Loan Agreement between the Registrant and Second Street Capital, LLC effective as of February 15, 2023 (incorporated by reference from Exhibit 10.64 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

II-10

10.65	Fifth Amendment to Loan Agreement between the Registrant and Second Street Capital, LLC effective as of March 31, 2023 (incorporated by reference from Exhibit 10.65 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.66	Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated April 22, 2022 (incorporated by reference from Exhibit 10.64 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.67	First Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated September 30, 2022 (incorporated by reference from Exhibit 10.65 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.68	Second Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated December 30, 2022 (incorporated by reference from Exhibit 10.66 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.69	Third Amendment to Loan Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Second Street Capital, LLC dated January 10, 2023 (incorporated by reference from Exhibit 10.67 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.70	Fourth Amendment to Loan Agreement between the Registrant and Second Street Capital, LLC effective as of February 15, 2023 (incorporated by reference from Exhibit 10.69 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.71	Fifth Amendment to Loan Agreement between the Registrant and Second Street Capital, LLC effective as of March 31, 2023 (incorporated by reference from Exhibit 10.71 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.72†	Warrant Exchange Agreement between Second Street Capital, LLC, Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) dated November 17, 2022 (incorporated by reference from Exhibit 10.68 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.73	Warrant No. 2022-1 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.69 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.74	Warrant No. 2022-2 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.70 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.75	Warrant No. 3 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.71 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.76	Warrant No. 2023-1 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.74 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.77	Warrant No. 2023-2 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.75 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

II-11

10.78	Warrant No. 2023-3 to Subscribe to Common Shares issued by the Registrant to McKra Investments III (incorporated by reference from Exhibit 10.78 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.79	Warrant No. 2023-4 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.79 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.80	Warrant No. 2023-5 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.80 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.81	Warrant No. 2023-6 to Subscribe to Common Shares issued by the Registrant to Second Street Capital, LLC (incorporated by reference from Exhibit 10.81 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.82	Warrant No. 2023-7 to Subscribe to Common Shares issued by the Registrant to Special Forces F9, LLC (incorporated by reference from Exhibit 10.17 to the Form 10-Q filed by Ocean Biomedical, Inc. (File No. 001-40793) on May 24, 2023).

10.83+†	Development and Manufacturing Services Agreement between Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.), Lonza Sales AG and Lonza AG dated December 15, 2020 (incorporated by reference from Exhibit 10.72 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

10.84	Promissory Note, dated June 30, 2021, issued to Aesther Healthcare Sponsor, LLC by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (incorporated by reference from Exhibit 10.2 to the Form S-1/A filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 333-258012) on September 2, 2021).

10.85	Securities Subscription Agreement, dated June 30, 2021, between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and Aesther Healthcare Sponsor, LLC (incorporated by reference from Exhibit 10.5 to the Form S-1/A filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 333-258012) on September 2, 2021).

10.86	Letter Agreement, dated September 14, 2021, between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), its officers and directors and Aesther Healthcare Sponsor, LLC (incorporated by reference from Exhibit 10.3 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 17, 2021).

10.87	First Amendment to Insider Letter, dated September 2, 2022, between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), its officers and directors, Aesther Healthcare Sponsor, LLC and EF Hutton, division of Benchmark Investments, LLC (incorporated by reference from Exhibit 10.4 to the Form 10-Q filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on October 17, 2022).

10.88	Investment Management Trust Agreement, dated September 14, 2021, by and between Continental Stock Transfer & Trust Company and Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 17, 2021).

10.89	Registration Rights Agreement, dated September 14, 2021, by and among Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and the Sponsor (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 17, 2021).

10.90	Private Placement Warrants Purchase Agreement, dated September 14, 2021, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and the Sponsor (incorporated by reference from Exhibit 10.4 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 17, 2021).

10.91	OTC Equity Prepaid Forward Transaction Letter Agreement, dated August 31, 2022, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc) and Vellar Opportunity Fund SPV LLC – Series 3 (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 7, 2022).

10.92	Common Stock Purchase Agreement, dated as of September 7, 2022, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and White Lion Capital LLC (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 9, 2022).

II-12

10.93	Registration Rights Agreement, dated as of September 7, 2022, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) and White Lion Capital LLC (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on September 9, 2022).

10.94	Amended and Restated OTC Equity Prepaid Forward Transaction Letter Agreement, dated February 10, 2023, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Vellar Opportunity Fund SPV LLC – Series 3 (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on February 10, 2023).

10.95	Amended and Restated OTC Equity Prepaid Forward Transaction Letter Agreement, dated February 12, 2023, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Vellar Opportunity Fund SPV LLC – Series 3 (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 001-40793) on February 13, 2023).

10.96	Assignment and Novation Agreement, dated February 13, 2023, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.), Vellar Opportunity Fund SPV LLC – Series 3, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (incorporated by reference from Exhibit 10.89 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.97	Assignment and Novation Agreement, dated February 13, 2023, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.), Vellar Opportunity Fund SPV LLC – Series 3 and Polar Multi-Strategy Master Fund (incorporated by reference from Exhibit 10.90 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.98	Subscription Agreement, dated February 14, 2023, by and between Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Ocean Biomedical, Inc. (n/k/a Ocean Biomedical Holdings, Inc.) and Polar Multi-Strategy Master Fund (incorporated by reference from Exhibit 10.91 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.99	Promissory Note, dated February 14, 2023, issued to EF Hutton, division of Benchmark Investments, LLC by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (incorporated by reference from Exhibit 10.92 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.100	Loan and Transfer Agreement, by and among Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.), Aesther Healthcare Sponsor, LLC and NPIC Limited dated December 13, 2022, as modified by that certain Loan Modification Agreement by and among Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.), Aesther Healthcare Sponsor, LLC and NPIC Limited dated March 22, 2023 and Side Letter Agreement by and among Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.) and Aesther Healthcare Sponsor, LLC (incorporated by reference from Exhibit 10.93 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.101	Loan Agreement, dated March 28, 2023, by and among Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.) and McKra Investments III (incorporated by reference from Exhibit 10.94 to the Form 10-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.102	Loan Agreement, dated March 29, 2023, by and among Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.) and Second Street Capital, LLC (incorporated by reference from Exhibit 10.83 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on March 31, 2023).

10.103	Consent Agreement, dated April 18, 2023, by and among Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.) and White Lion Capital LLC (incorporated by reference from Exhibit 10.102 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

10.104	Form of Senior Secured Convertible Note (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on May 16, 2023).

II-13

10.105	Form of Warrant (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on May 16, 2023).

10.106	Guaranty, dated May 25, 2023, between Ocean Biomedical Holdings, Inc., Ocean ChitoRx Inc, Ocean ChitofibroRx Inc., Ocean Sihoma Inc., Ocean Promise, Inc., and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (incorporated by reference from Exhibit 10.106 to the Form S-1/A filed by Ocean Biomedical, Inc. (File No. 333-271392) on Jun 1, 2023).

10.107	Security and Pledge Agreement, dated May 25, 2023, between the Company, Ocean Biomedical Holdings, Inc., Ocean ChitoRx Inc, Ocean ChitofibroRx Inc., Ocean Sihoma Inc., Ocean Promise, Inc., and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (incorporated by reference from Exhibit 10.107 to the Form S-1/A filed by Ocean Biomedical, Inc. (File No. 333-271392) on Jun 1, 2023).

10.108	Securities Purchase Agreement, dated May 15, 2023, between the Company and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (incorporated by reference from Exhibit 10.5 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on May 16, 2023).

10.109	Registration Rights Agreement, dated May 25, 2023, between the Company and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (incorporated by reference from Exhibit 10.109 to the Form S-1/A filed by Ocean Biomedical, Inc. (File No. 333-271392) on Jun 1, 2023).

10.110	Amendment No. 1 to Securities Purchase Agreement between the Company and the Investor dated May 25, 2023 (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on May 26, 2023).

10.111	Amendment to Loan Agreement, effective as of May 15, 2023, between the Company and McKra Investments III (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on June 8, 2023).

10.112	Omnibus Amendment to Loan Agreements, effective as of May 15, 2023, between the Company and Second Street Capital, LLC (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Ocean Biomedical, Inc. (File No. 001-40793) on June 8, 2023).

14.1	Code of Ethical Business Conduct (incorporated by reference from Exhibit 14.1 to the Form S-1/A filed by Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc.) (File No. 333-258012) on September 2, 2021).

16.1	Letter from MaloneBailey LLP regarding the change in the Registrant’s certifying accountant, dated February 14, 2023 (incorporated by reference from Exhibit 16.1 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

19.1	Insider Trading Compliance Policy (incorporated by reference from Exhibit 19.1 to the Form S-1 filed by Ocean Biomedical, Inc. (File No. 333-271392) on April 21, 2023).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Form 8-K/A filed by Ocean Biomedical, Inc. (File No. 001-40793) on February 15, 2023).

23.1**	Consent of Deloitte & Touche LLP.

23.2*	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

101.INS**	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH**	Inline XBRL Taxonomy Extension Schema Document

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107**	Filing Fee Table.

*	Filed herewith.

**	Previously filed.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

#	Represents management compensation plan, contract or arrangement.

+	As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

(b) Financial statement schedules.

None.

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, Rhode Island, on the 6th day of July, 2023.

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Elizabeth Ng	Chief Executive Officer	July 6, 2023
Elizabeth Ng	(Principal Executive Officer)

/s/ Gurinder Kalra	Chief Financial Officer	July 6, 2023
Gurinder Kalra	(Principal Financial Officer)

/s/ Robert Sweeney	Chief Accounting Officer	July 6, 2023
Robert Sweeney	(Principal Accounting Officer)

*	Founder, Executive Chairman, Director	July 6, 2023
Chirinjeev Kathuria

*	Director	July 6, 2023
Martin D. Angle

*	Director	July 6, 2023
Suren Ajjarapu

*	Director	July 6, 2023
Michelle Berrey

*	Director	July 6, 2023
Jack A. Elias

*	Director	July 6, 2023
Jonathan Kurtis

*	Director	July 6, 2023
William Owens

*	Director	July 6, 2023
Michael L. Peterson

*	Director	July 6, 2023
Jerome Ringo

* By:	/s/ Elizabeth Ng
Elizabeth Ng, Attorney-In-Fact

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